   As filed with the Securities and Exchange Commission on September 26, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                                 WORKSTREAM INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Canada                                            N/A
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 495 March Road
                                    Suite 300
                         Ottawa, Ontario, Canada K2K 3G1
                                 (613) 270-0619
   --------------------------------------------------------------------------
   (Address and telephone number of registrant's principal executive offices)

                                 David Polansky
                             2600 Lake Lucien Drive
                                    Suite 235
                               Maitland, FL 32751
                                 (407) 475-5500
            (Name, address and telephone number of agent for service)

                                 with a copy to:

Michael A. Gerrior, Esquire                     Larry P. Laubach, Esquire
Perley-Robertson, Hill & McDougall LLP          Cozen O'Connor
90 Sparks Street, 4th Floor                     1900 Market Street
Ottawa, Ontario KIP1E2                          Philadelphia, Pennsylvania 19103
(613) 238-2022                                  (215) 665-4666

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                      CALCULATION OF REGISTRATION FEE
---------------------------- ------------------------- -------------------------- ------------------------- ----------------------
                                                               Proposed                   Proposed
                                                                Maximum                   Maximum
    Title of each class               Amount                   Aggregate                 Aggregate                 Amount of
       of securities                  to be                    Price Per                  Offering                Registration
     to be registered            registered(1)(2)              Share(3)                   Price(3)                   Fee(3)
---------------------------- ------------------------- -------------------------- ------------------------- ----------------------
Common shares,
no par value                         1,900,003                  $1.645                 $3,125,504.94                $252.85
---------------------------- ------------------------- -------------------------- ------------------------- ----------------------

         (1) Includes (a) 500,001 common shares being registered for resale upon the exercise of warrants and (b) 1,400,002 common shares being registered for resale by various shareholders.

         (2) This registration statement also covers an indeterminate number of common shares that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

         (3) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of our common shares reported on the Nasdaq Small Cap Market on September 23, 2003.

              The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, dated September 26, 2003

                                 WORKSTREAM INC.


                             1,900,003 COMMON SHARES


         This prospectus relates to the public offering, which is not being underwritten, of 1,900,003 of our common shares, 1,400,002 of which are outstanding and 500,001 of which may be issued as the result of the exercise of warrants, held by certain shareholders of Workstream Inc. The prices at which such shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The selling shareholders will receive all of the net proceeds from the sale of the common shares. We will, however, receive the respective exercise price upon the exercise of warrants which may occur prior to the sale of the underlying common shares by a selling shareholder.

         Our common shares are traded on the Nasdaq Small Cap Market under the symbol "WSTM" and on the Boston Stock Exchange under the symbol "ERM." The last reported sale price of the common shares on the Nasdaq Small Cap Market on September 23, 2003 was $1.69 per share.

                   ------------------------------------------

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is ______________

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Forward-Looking Information.................................................  2
Prospectus Summary..........................................................  3
Risk Factors................................................................  4
Use of Proceeds............................................................. 11
Selling Shareholders........................................................ 12
Plan of Distribution........................................................ 14
Recent Developments......................................................... 16
Legal Matters............................................................... 16
Experts..................................................................... 16
Incorporation of Certain Documents by Reference............................. 16
Where You Can Find More Information......................................... 17

                           --------------------------

         You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of this prospectus or prospectus supplement.

                           FORWARD-LOOKING INFORMATION

         The Securities and Exchange Commission (the "SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains "forward-looking statements" as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will" and words and terms of similar substance typically indicate forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties, some of them being discussed under "Risk Factors" hereafter, that could cause actual results to differ materially from those described in the forward-looking statements.

         You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they were made. Workstream Inc. is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Workstream Inc., its affiliates or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referred to in this section.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you. You should read the entire prospectus and the incorporated information before making an investment decision. Unless the context requires otherwise, references to "we," "us" and "our" mean Workstream Inc. and its subsidiaries. You should assume that all figures are stated in U.S. dollars unless indicated otherwise.

DESCRIPTION OF WORKSTREAM INC.

         We are a leading provider of Web-enabled tools and professional services for Human Capital Management ("HCM"). We offer a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship and seek to ensure more effective management of corporate assets via automation and outsourcing. Our HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, deployment, development, retention and career transitions. We offer a full-range of HCM products and services through 14 offices and approximately 167 human resource professionals across North America.

         Our principal executive offices are located at 495 March Road, Suite 300, Ottawa, Ontario, Canada K2K 3G1 and our telephone number is (613) 270-0619.

THE OFFERING

         Stock Offered............  1,900,003 common shares

         Use of Proceeds..........  We will not  receive any  proceeds  from the sale of our  common  shares  by the  selling
                                    shareholders.  We will, however, receive the
                                    respective  exercise price upon the exercise
                                    of  warrants  which may  occur  prior to the
                                    sale of the  underlying  common  shares by a
                                    selling  shareholder.   We  will  use  these
                                    proceeds for general corporate purposes.

         Nasdaq Small Cap Market
          Symbol..................  WSTM

         Boston Stock Exchange
          Symbol..................  ERM

                                  RISK FACTORS

         Investment in our securities involves certain elements of risk. Investors should carefully consider the following factors, among others included and incorporated by reference in this prospectus, before investing in the common shares. The realization of these risks could result in a material adverse effect on our results of operations, financial condition, cash flows, business or the market for our common shares. We cannot assure you that we will successfully address any of these risks or address them on a continuing basis.

We may not become profitable.

         Since our inception, we have incurred losses which have been substantial in relation to our operations. As of May 31, 2003, the end of our most recent fiscal year, we had an accumulated deficit of $31,962,444. We reported a net loss of $9,676,602 for the year ended May 31, 2003 ("fiscal 2003"). Prior to the acquisitions we made during the year ended May 31, 2002 ("fiscal 2002"), we generated relatively small amounts of revenue. During fiscal 2003 and fiscal 2002, of the nine companies that we acquired, six reported in the aggregate net losses of approximately $35.2 million in their immediately preceding fiscal years. Our ability to reduce our losses will be adversely affected if we continue to acquire companies reporting losses, if revenue grows slower than we anticipate or if operating expenses exceed our expectations. The accounting for the beneficial conversion feature relating to our Convertible Notes (upon issuance the Notes were recorded at a discount to the face value of the Notes and will accrete over time to the full face value) will result in significant interest charges to income over the term to maturity of the Convertible Notes or upon conversion of such Notes will result in immediately recognizing as interest expense an amount equal to the remaining discount to the face value of the converted Notes, further affecting our ability to become profitable. (See note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2003) Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability would materially adversely affect the market price of our common shares. We expect our operating expenses to continue to grow as we expand our operations.

We may encounter difficulties with acquisitions, which could harm our business.


         During fiscal 2003 and fiscal 2002, we made several investments in, and acquisitions of, other companies and businesses, as part of our efforts to expand our operations and we may continue to make investments in, or acquisitions of, complementary companies, products and businesses. If we acquire a company, we may have difficulty integrating that company's personnel, operations and products. We cannot assure you that we will successfully integrate in a timely manner or at all these acquired companies, products or businesses into our operations. These difficulties may increase our expenses, and our ability to achieve profitability may be adversely affected.


Our largest shareholder may have interests that are different than other shareholders and may influence certain actions.

         As of September 23, 2003, Michael Mullarkey, our Chief Executive Officer, beneficially owned approximately 18% of our outstanding common shares. As of September 23, 2003, we owed Mr. Mullarkey $1,287,901 under a consolidated term loan he provided to us. The consolidated term loan is collateralized by certain inventory, equipment, accounts receivable and other assets. Mr. Mullarkey has also agreed to provide us with a $1,200,000 credit facility bearing interest at 8% per annum which is also collateralized by the same assets. These interests may influence how Mr. Mullarkey votes on certain matters that require shareholder approval. As our largest shareholder, Mr. Mullarkey may influence the outcome of various actions that require shareholder approval including the election of our directors, delaying or preventing a transaction in which shareholders might receive a premium over the prevailing market price for their shares and preventing changes in control or management.

The current economic downturn and future economic downturns may adversely affect the demand for our services.

         Historically, the general level of economic activity has significantly affected the demand for employment and recruitment services. We believe that we are currently experiencing the effects of the current economic downturn and as a result the demand for our employment and recruitment services has decreased. If the general level of economic activity continues to slow, our clients may not require additional personnel and may delay or cancel plans that involve recruiting new personnel using our services and technology. Consequently, the time from initial contact with a potential client to the time of sale could increase and the demand for our services could decline, resulting in a loss of revenue harming our business, operating results and financial condition. In addition, it is expected that in times of economic growth, demand for our outplacement business may decline.

We may not be able to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face.

          Our future success will depend to a large extent on our ability to grow and maintain our client base and revenue. This requires that we offer services that are superior to the services being offered by our competitors and that we price our services competitively. We compete for a portion of employers' recruiting budgets with many types of competitors, as employers typically utilize a variety of sources for recruiting, including:

o        traditional   offline   recruiting   firms;

o        traditional offline advertising, such as print media;

o        resume processing companies;

o        Web-based recruitment companies;

o        Internet job posting companies; and

o        client-server-based software services.

         In addition, many employers are developing or may develop their own software to satisfy their recruitment needs. If we are unable to grow our client base and revenue, our business, operating results and financial condition could be materially adversely affected.

The increasing competition in our markets could affect our ability to expand.

         The market for human capital management, or HCM, services is highly fragmented and competitive. We compete nationally and internationally with Internet recruitment services companies, outplacement service companies and human resource, or HR, service providers. We expect competition to increase and intensify in the future, with increased price competition developing for our services. A number of our current and potential competitors have longer operating histories and greater financial, technical and marketing resources and name recognition than we do which could give them a competitive advantage. Our competitors may develop products or services that are equal or superior to ours or that achieve greater market acceptance than ours. It is also possible that new competitors may emerge and rapidly acquire significant market share. As a result, we may not be able to expand or maintain our market share and our ability to penetrate new markets may be adversely affected.

If we experience client attrition, our operating results will be adversely affected.

         Since we generally enter into subscription agreements with our E-Cruiter Enterprise clients for terms of one year or less, we have no assurance that the client will maintain a long-term relationship with us. If we lose clients after the expiration of their initial subscription, our business, revenues, operating results and financial condition will be adversely affected. Since we have only been offering our services for a limited period of time, we do not know what rate of client attrition to expect. To the extent we experience significant client attrition, we must attract additional clients to maintain revenue.

We may not be able to strengthen and maintain awareness of our brand name.

         We believe that our success will depend to a large extent on our ability to successfully develop, strengthen and maintain our brand recognition and reputation. In order to strengthen and maintain our brand recognition and reputation, we invest and will need to continue to invest substantial resources in our marketing efforts and maintain high standards for actual and perceived quality, usefulness, reliability, security and ease of use of our services. If we fail to successfully promote and maintain our brand name, particularly after incurring significant expenses in promoting our brand name, or encounter legal obstacles which prevent our continued use of our brand name, our business, operating results and financial condition could be materially adversely affected and the market price of our common shares could decline. Moreover, even if we continue to provide quality service to our clients, factors outside of our control, including actions by organizations that are mistaken for us and factors generally affecting our industry, could affect our brand and the perceived quality of our services.

Our success will depend on our ability to enter into strategic relationships with job posting and other on-line recruitment services to offer an attractive service to our clients and with a variety of third parties to expand the distribution of our services.

         If we are unable to enter into successful strategic relationships, our business will suffer. We must maintain our existing relationships with job posting boards and other on-line recruitment services and enter into additional similar relationships to continue to offer an attractive service. We also must enter into arrangements with third parties, such as value-added service providers, to expand the distribution of our services. Because many of these third parties compete with each other, the existence of a relationship with any particular third party may limit or preclude us from entering into a relationship with that third party's competitors. In addition, some of the third parties with which we seek to enter into relationships may view us as a competitor and refuse to do business with us. Any loss of an existing relationship or failure to establish new relationships may adversely affect our ability to improve our services, offer an attractive service in the new markets that we enter, or expand the distribution of our services.

We may not be able to expand our business successfully into new geographic markets.

         Until the fourth quarter of the year ended May 31, 2001, we marketed our services primarily in Canada. Since that time, we completed several acquisitions. Through these acquisitions we endeavored to enhance our business by penetrating the United States market. Our success and ability to grow our business will depend to a significant degree on our ability to market our services successfully in new geographic markets, including the United States. Penetrating new geographic markets involves the expenditure of substantial resources, including retaining additional highly qualified personnel. Failure to effectively penetrate new geographical markets may result in increasing losses and the loss of our investment, in whole or in part, in our acquisitions. This could materially adversely affect our business, operating results and financial condition.

We may lose business if we are unable to successfully develop and introduce new products, services and features.

         If we are unable to develop and introduce new products, services, or enhancements to, or new features for, existing products or services, in a timely and successful manner, we may lose sales opportunities. The market for our services is characterized by rapid and significant technological advancements, the introduction of new products and services, changes in client demands and evolving industry standards. The adoption of new technologies or new industry standards may render our products obsolete and unmarketable. The process of developing new services or technologies is complex and requires significant continuing efforts. We may experience difficulties or funding shortages that could delay or prevent the successful development, introduction and sale of enhancements or new products and services. Moreover, new products, services or features which we introduce may not adequately address the needs of the marketplace or achieve significant market acceptance.

Our business could suffer if financing is not available when required or is not available on acceptable terms.

         Our future capital requirements depend on a number of factors, including our ability to grow our revenue. We believe that we have sufficient credit facilities, cash flow from operations and cash reserves, which, together with further cost reductions, will permit us to meet our working capital requirements and capital expenditure requirements through the end of fiscal 2004. However, it is possible that we may need to raise additional funds sooner than expected in order to fund expansion, develop new, and enhance existing, services or acquire complementary businesses or technologies or if our revenues are less or our expenses are greater than we expect. Our business could suffer if financing is not available when required or is not available on acceptable terms.

Future financing may be on terms adverse to your interests.

         In the past we have issued and, in the future we may issue, equity or convertible debt securities to raise additional funds. As a result of new issuances, our shareholders may experience significant dilution of their ownership interest and holders of those new securities may have rights senior to those of the holders of our common shares.

If we are characterized as a passive foreign investment company, our U.S. shareholders may suffer adverse tax consequences.

         We believe that we were not a passive foreign investment company for U.S. federal income tax purposes for fiscal years 2001, 2002 and 2003. Generally, we may be characterized as a passive foreign investment company for U.S. federal income tax purposes if for any taxable year 75% of our gross income is passive income, or at least 50% of our assets are held for the production of, or produce, passive income. This characterization could result in adverse U.S. tax consequences to our shareholders. These consequences may include having gains realized on the sale of our common shares treated as ordinary income, rather than capital gain income, and having potentially punitive interest charges apply to the proceeds of share sales. U.S. shareholders should consult with their own U.S. tax advisors with respect to the U.S. tax consequences of investing in our common shares.

Our business could be adversely affected if we are unable to protect our proprietary technologies.

         Our success depends to a significant degree upon the protection of our proprietary technologies and brand names. The unauthorized reproduction or other misappropriation of our proprietary technologies could provide third parties with access to our technologies without payment. If this were to occur, our proprietary technologies would lose value and our business, operating results and financial condition could be materially adversely affected. We rely upon a combination of copyright, trade secret and trademark laws and non-disclosure and other contractual arrangements to protect our proprietary rights. The measures we have taken to protect our proprietary rights, however, may not be adequate to deter misappropriation of proprietary information or protect us if misappropriation occurs. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because of the global nature of the Internet. We may not be able to detect unauthorized use of our proprietary information and take appropriate steps to enforce our intellectual property rights. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk.

Third parties could claim that we infringe upon their proprietary technologies.

         Our products, services, content and brand names may be found to infringe valid copyrights, trademarks or other intellectual property rights held by third parties. In the event of a successful infringement claim against us and our failure or inability to modify our technologies or services, develop non-infringing technology or license the infringed or similar technology, we may not be able to offer our services. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements, modify our technologies or services or prevent us from using important technologies or services, any of which could harm our business, operating results and financial condition.

We may become subject to burdensome government regulation which could increase our costs of doing business, restrict our activities and/or subject us to liability.

         Uncertainty and new regulations relating to the Internet could increase our costs of doing business, prevent us from providing our services, slow the growth of the Internet or subject us to liability, any of which could adversely affect our business, operating results and prospects. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. There are currently few laws and regulations directly governing access to, or commerce on, the Internet. However, due to the increasing popularity and use of the Internet, the legal and regulatory environment that pertains to the Internet is uncertain and continues to change. New and existing laws may cover issues which include:

o        user privacy;
o        pricing controls;
o        consumer protection;
o        libel and defamation;
o        copyright and trademark protection;
o        characteristics and quality of services;
o        sales and other taxes; and
o        other claims based on the nature and control of Internet materials.

Computer viruses or software errors may disrupt our operations, subject us to a risk of loss and/or expose us to liability.

          Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses or software errors in new services or products not detected until after their release could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized or if errors are detected in our software after it is released, our reputation and brand name could be materially damaged and we could lose clients.

We may experience reduced revenue, loss of clients and harm to our reputation and brand name in the event of system failures.

         We may experience reduced revenue, loss of clients and harm to our reputation and brand name in the event of unexpected network interruptions caused by system failures. Our servers and software must be able to accommodate a high volume of traffic. We have experienced minor system interruptions in the past, and we believe that system interruptions will continue to occur from time to time in the future. If we are unable to add additional software and hardware to accommodate increased demand, we could experience unanticipated system disruptions and slower response times. Any catastrophic failure at our network operations center could prevent us from serving our clients for a number of days, or possibly weeks, and any failure of our Internet service provider may adversely affect our network's performance. Our clients may become dissatisfied by any system failure that interrupts our ability to provide our services to them or results in slower response times. Our business interruption insurance may not adequately compensate us for any losses that may occur due to any failures in our system or interruptions in our services.

Breaches of our network security could be costly.

         If unauthorized persons penetrate our network security, they could misappropriate proprietary information or cause interruptions in our services. We may be required to spend capital and resources to protect against or to alleviate these problems. In addition, because we host data for our clients, we may be liable to any of those clients that experience losses due to our security failures. As a result, security breaches could have a material adverse effect on our business and the market price of our common shares may decline.

Our business depends on Internet service providers to provide satisfactory service to our clients to enable them to use our services and access job seeker candidates on-line.

         Failure of Internet service providers or on-line service providers to provide access to the Internet to our clients and job seekers would prevent them from accessing our Web board, which would cause our business to suffer. Many of the Internet service providers, on-line service providers and other Web site operators on which we depend have experienced significant service slowdowns, malfunctions, outages and capacity limitations. If users experience difficulties using our services due to the fault of third parties, our reputation and brand name could be harmed.

Our business depends on the development and maintenance of the Internet infrastructure.

         We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, greater frequency of use and increased bandwidth requirements of users. In the past, the Internet has experienced a variety of outages and other delays. The Internet is also subject to actions of terrorists or hackers who may attempt to disrupt specific web sites or Internet traffic generally. Any future outages or delays could affect the willingness of employers to use our on-line recruitment offerings and of job seekers to post their resumes on the Internet. If any of these events occur, our business,
operating  results  and  financial  condition  could  be  materially   adversely
affected.

The resale of common shares pursuant to this registration statement could depress the market for our common shares.

         We have granted registration rights to holders of 1,400,002 common shares and warrants exercisable for approximately 500,001 common shares. In the event that the outstanding warrants which were granted registration rights are exercised, the number of outstanding common shares will increase from 23,067,326 as of September 23, 2003 to 23,567,327. As a result of our registration of the resale of common shares under this registration statement, common shares which would not otherwise be immediately resaleable may be resold upon the effectiveness of this registration statement. We cannot predict the effect, if any, that the resale of these additional securities or the availability of these additional securities for resale will have on the market prices of our common shares prevailing from time to time.

Our common shares have traded at prices below $1.00 and could be subject to delisting by NASDAQ.

         Our common stock currently trades on the NASDAQ Small Cap Market and the Boston Stock Exchange. Under the NASDAQ requirements, a stock can be delisted and not allowed to trade on the NASDAQ if the closing bid price of the stock over a 30 consecutive trading-day period is less than $1.00. The Boston Stock Exchange, however, does not maintain a similar minimum price requirement. During the fourth quarter of fiscal 2003, our common stock failed to meet the NASDAQ minimum bid price requirement because the closing bid price for 30 consecutive trading days was below $1.00. On May 20, 2003, NASDAQ gave us notice of this fact and gave us six months to cure this problem or our common stock would be delisted. On July 8, 2003, NASDAQ gave us notice that we regained compliance with the minimum bid price rule because the closing bid price of our common shares had been $1.00 or more for at least 10 consecutive trading days. No assurance can be given that the closing bid price of our common shares will continue to satisfy the NASDAQ minimum bid price requirements and thus continue to trade on the NASDAQ Small Cap Market. Although our common shares may remain listed on the Boston Stock Exchange, if our common shares are delisted from the NASDAQ Small Cap Market, there may be a limited market for our shares, trading our stock may become more difficult and our share price could decrease even further. If our common shares are not listed on a national securities exchange or NASDAQ, potential investors may be prohibited from or be less likely to purchase our common shares, limiting the trading market for our stock even further.

The conversion of our convertible notes and preferred stock could result in substantial numbers of additional common shares being issued.

         Our 8% Senior Subordinated Convertible Notes are convertible into a class of preferred shares designated Series A Convertible Preferred Shares, no par value per share (the "Series A Shares"). The conversion price of the Notes into Series A Shares is $100 per share, subject to adjustment upon the occurrence of certain events. The Series A Shares are convertible into a number of common shares determined by dividing $100 by a floating conversion price based on the market price of our common shares, provided that the conversion price cannot exceed the lesser of $0.75 or 80% of the market price of our common shares for the five day period immediately preceding conversion. The conversion price for the Series A Shares into common shares is subject to further adjustment upon the occurrence of certain events. At the election of the holder, the Notes may be converted directly into our common shares at a conversion price equal to 80% of the average closing price of our common shares for the five day period before such conversion. As a result, the lower that the price of our common shares is at the time of conversion, the greater the number of common shares the holder may receive. In addition, our Notes automatically convert into Series A Shares if we maintain earnings before interest, taxes, depreciation and amortization (EBITDA) of not less than $200,000 at the end of any fiscal quarter prior to the maturity date of our Notes. To the extent the Notes or Series A Shares are converted into common shares, a significant number of common shares may be sold into the market, which could decrease the price of our common shares.

The price of our common shares historically has been volatile, which may make it more difficult for you to resell our common shares when you want at prices you find attractive.

         The market price of our common shares has been highly volatile in the past, and may continue to be volatile in the future. For example, since June 1, 2002, the closing sale price of our common shares on the NASDAQ Small Cap Market has fluctuated between $0.81 and $3.99 per share. The following factors may significantly affect the market price of our common shares:

o        quarterly variations in our results of operations;

o announcement of new products, product enhancements, joint ventures and other alliances by our competitors or us;

o        technological innovations by our competitors or us;

o general market conditions or market conditions specific to particular industries; and

o the operating and stock price performance of other companies that investors may deem comparable to us.

         In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common shares, regardless of our operating performance. (See Risk Factor "Our common shares have traded at prices below $1.00 and could be subject to delisting by NASDAQ.")

                                 USE OF PROCEEDS

         All of the net proceeds from the sale of our common shares by the selling shareholders will go to them upon the sale of such shares. Accordingly, we will not receive any proceeds from the sales of our common shares by the selling shareholders. We will, however, receive the respective exercise price upon the exercise of warrants which may occur prior to the sale of the underlying common shares by a selling shareholder. We will use these proceeds for general corporate purposes.

                              SELLING SHAREHOLDERS

         The selling shareholders are not under any obligation to sell all or any portion of their common shares, nor are the selling shareholders obligated to sell any of their common shares immediately under this prospectus. We cannot estimate the number of the common shares that will be held by the selling shareholders after completion of this offering. However, for the purposes of the table below, we have assumed that, after completion of this offering, none of the common shares covered by this prospectus will be held by the selling shareholders.

         The following table provides certain information with respect to the common shares beneficially owned by the selling shareholders as of September 23, 2003. This information is based on information provided to us by the selling shareholders. Except as noted in the footnotes below, no selling shareholder has had a material relationship, or has held any position or office, with us or any of our predecessors or affiliates within the last three years. For purposes of presenting beneficial ownership data in the table, we have assumed that no selling shareholder acquires additional common shares after the date on the cover page of this prospectus.

                                  Shares Beneficially Owned Prior to                                 Shares Beneficially Owned
                                               Offering                     Shares to be Offered           After Offering
                                               --------                     --------------------           --------------
Selling Shareholders                  Number              Percent(1)                Number              Number       Percent(1)
--------------------                  ------              ----------                ------              ------       ----------
Countrywide Partners LLC             500,001(2)              2.15%                 500,001(2)              --             --

Platinum Value Arbitrage
Fund, LP                           1,000,002(3)              4.27%               1,000,002(3)              --             --

Sequoia M&M LLC(4)                   283,994                 1.23%                 275,000               8,994             *

Shai Stern(5)                        132,700                   *                   125,000               7,700            --
                                   ---------                 ----                ---------              ------         -----
Total                              1,916,697(6)              8.10%               1,900,003(6)           16,694             *


* Less than 1%.

     (1) This information is based on 23,167,326 common shares outstanding as of September 23, 2003, including 654,204 common shares held in escrow under acquisition agreements. We have computed "beneficial ownership" in accordance Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934 for purposes of this table. Therefore, the table reflects a person as having "beneficial ownership" of common shares if such person has the right to acquire such shares within 60 days of September 23, 2003. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, we have assumed to be outstanding any security which such person or persons has or have the right to acquire within that 60-day period. However, securities that may be acquired within that 60-day period are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

     (2)  Includes 166,667 common shares issuable upon exercise of warrants.

     (3)  Includes 333,334 common shares issuable upon exercise of warrants.


     (4) Sequoia M&M LLC was the landlord of certain property being leased by our subsidiary Icarian, Inc. In March 2003, we entered into an agreement with Icarian and Sequoia to terminate the lease between Icarian and Sequoia. Pursuant to the agreement, Sequoia agreed to terminate the lease and release Icarian from its financial obligations under the lease in exchange for certain furniture and equipment previously used at the property, cash and 275,000 common shares of Workstream valued at $0.92 per share

     (5) In June, 2003 we entered into a consulting agreement with Stern & Co. whereby we agreed to issue 125,000 common shares to Stern & Co. in consideration of Stern & Co. providing consulting services to us. Stern & Co. directed that the 125,000 common shares be issued in the name of Shai Stern.

     (6)  Includes 500,001 common shares issuable upon exercise of warrants.


                              PLAN OF DISTRIBUTION

         The common shares which may be sold by the selling shareholders and any of their pledgees, donees, transferees or other successors-in-interest, may be disposed of from time to time in one or more transactions, which may involve:

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o sales on the Nasdaq Small Cap Market, Boston Stock Exchange, or any other principal market on which the common shares trade at the time of sale, including directly with a market maker acting as principal;

         o privately-negotiated transactions, which include direct sales to purchasers and sales effected through agents;

         o a block trade in which the broker or dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by that broker or dealer for its own account;

         o an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

         o        short sales;

         o the pledge of the security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves sell or transfer the common shares or their interest in such securities;

         o the transfer of the common shares by the selling shareholders to their partners, members or shareholders;

         o        a combination of any of the above; or

         o        any other method permitted by applicable law.

         The sale price of the common shares pursuant to this prospectus may be:

         o        a fixed price;

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        a negotiated price; or

         o at any other prices as the selling shareholders may determine, including sales below the market price.

         The selling shareholders may engage broker-dealers to participate in the sales. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom broker-dealers may act as agent or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

         In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales of our common shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to such broker-dealers of our common shares, which shares may be resold thereafter pursuant to this prospectus.

         The common shares covered by this prospectus may also be sold in private transactions pursuant to Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the common shares if they deem the purchase price to be unsatisfactory at any particular time.

         In order to comply with the securities laws of certain states, if applicable, our common shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our common shares may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under certain circumstances, the selling shareholders and any broker-dealers that act in connection with the sales of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the sale of the shares as principals may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

                               RECENT DEVELOPMENTS

         In September, 2003, we acquired certain assets of Perform, Inc., a Delaware corporation, in connection with Perform, Inc.'s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. As consideration for the sale, we issued Perform, Inc. 189,873 of our common shares valued at $300,000 and cash in an amount equal to $450,000. Perform, Inc. designs, develops and markets Human Resource Information Systems and Performance Management Information Systems for mid-size and Global 2000 companies.

         In June 2003, we entered into a securities purchase agreement with Platinum Value Partners Arbitrage Fund, LP whereby we agreed to sell and Platinum Value Partners Arbitrage Fund, LP agreed to purchase 333,334 common shares at $0.75 per share and warrants to purchase 166,667 common shares at an exercise price of $1.50 per share, subject to adjustment upon the occurrence of certain events. The closing on the sale of these common shares and warrants occurred in July 2003. The proceeds from the sale of these securities will be used for potential acquisitions and for working capital needs.

         In June, 2003, we entered into a consulting agreement with Stern & Co. whereby we agreed to issue 125,000 common shares to Stern & Co. in consideration of Stern & Co. providing consulting services to us. Stern & Co. directed that the 125,000 common shares be issued in the name of Shai Stern.

         In June, 2003, we entered into an agreement with The Research Works, Inc. whereby we agreed to issue an aggregate of 107,000 common shares to The Research Works, Inc. and certain individuals designated by The Research Works, Inc. in consideration of The Research Works, Inc. providing certain research services to us.

         In June 2003, we granted our non-employee directors, Cholo Manso, Thomas Danis, Matthew Ebbs, Michael Gerrior and Arthur Halloran, options to purchase 40,000, 40,000, 40,000, 23,000 and 20,000 of our common shares respectively. These options have an exercise price of $0.98 per share and vest in three equal annual installments commencing on the first anniversary of the grant date. These options terminate on the fifth anniversary of the grant date.

                                  LEGAL MATTERS

         The validity of the common shares offered by this prospectus will be passed upon by our counsel, Perley-Robertson, Hill & McDougall LLP, Ottawa,
Ontario. Michael A. Gerrior, Esquire, a partner at the law firm of Perley-Robertson, Hill & McDougall LLP, counsel to Workstream Inc., is a member of the board of directors of Workstream Inc.

                                     EXPERTS

         The consolidated financial statements of Workstream Inc. as of May 31, 2003 and 2002 and for each of the three years in the period ended May 31, 2003 incorporated in this prospectus and registration statement by reference to the Annual Report on Form 10-K for the year ended May 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC into this prospectus. This means we can disclose important information to you by referring you to another document filed by us with the SEC. The following documents, which we have filed with the SEC, are incorporated into this prospectus by reference:

                  (a) our Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2003; and

                  (b) the description of the common shares contained in our Registration Statement on Form 8-A filed December 3, 1999, including all amendments and reports filed for the purpose of updating such description.

         In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in and shall be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that is incorporated into this prospectus. Such requests should be directed to Tammie Brown, Workstream Inc., 495 March Road, Suite 300, Ottawa, Ontario, Canada K2K 3G1, (613) 270-0619.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC that covers the resale of the common shares offered hereby. This prospectus is part of that registration statement, but does not include all of the information included in the registration statement. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. You should refer to the registration statement for additional information about us and the common shares offered hereby.

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, other than the registration fee.


SEC Registration fee............................................   $    252.85
Printing and engraving expenses.................................      2,000.00
Legal fees and expenses.........................................     20,000.00
Accountants' fees and expenses..................................     20,000.00
Miscellaneous expenses..........................................        500.00
                                                                   -----------
TOTAL...........................................................   $ 40,952.85
                                                                   ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Canada Business Corporations Act, except with respect to an action by us or on behalf of us to procure a judgment in our favor, we have a right to indemnify any of our officers or directors or any former officers or directors, who act or have acted at our request as officers or directors against any costs, charges or expenses for amounts paid by him to settle an action in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of having been our officer or director if:

         (a) he has acted honestly and in good faith with a view toward our best interests; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

         We make the determination in (a) and (b) above.

         Further, we may, with the approval of a court, indemnify a person who is a director, officer or former director or officer with respect to an action by or on behalf of us to procure a judgment in our favor to which he is made a party by reason of having been our officer or director, against all costs, charges and expenses reasonably incurred by him in connection with that action if:

         (a) he has acted honestly and in good faith with a view toward our best interests; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

         A director, officer or former director or officer of ours is also entitled to indemnification from us with respect to all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is a party by reason of being or having been a director or officer of ours, if he:

         (a) was substantially successful on the merits in his defense of the action or proceeding;

         (b) acted honestly and in good faith with a view toward our best interests; and

         (c) in the case of a criminal or administrative action or proceeding that was enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

         In addition, our by-laws provide that no director or officer is liable for the acts of any other director or officer or employee or for any loss or damage to us unless it is caused by his own willful neglect or default. However, the limitation against liability does not extend or grant any director or officer protection against the breach of any law. The by-laws also provide for an indemnity similar to the provisions contained in the Canada Business Corporations Act and subject to the same limitations.

         Our by-laws provide that, subject to the Canada Business Corporations Act, we can purchase and maintain indemnity insurance for the benefit of our directors and officers as may be determined from time to time by our directors. We maintain a policy of insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against them as officers and directors and by reason of any acts or omissions covered under the policy, in their respective capacities as directors or officers, including liability under the Securities Act of 1933.

ITEM 16.       EXHIBITS.

Exhibit No.    Description of Document
-----------    -----------------------

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-87537)).


4.2 Articles of Amendment, dated July 26, 2001 (incorporated by reference to Exhibit 1.2 of Form 20-F of Workstream Inc. for the fiscal year ended May 31, 2001).

4.3 Articles of Amendment, dated November 6, 2001 (incorporated by reference to Exhibit 1.3 of Form 20-F of Workstream Inc. for the fiscal year ended May 31, 2001).

4.4 Articles of Amendment, dated November 7, 2002 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-3 (File No. 333-101502).

4.5 By-law No. 1 and No. 2 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (File No. 333-87537)).

4.6 By-law No. 3 (incorporated by reference to Exhibit 1.5 of Form 20-F of Workstream Inc. for the fiscal year ended May 31, 2001).

5.1            Opinion of Perley-Robertson, Hill & McDougall LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of  Perley-Robertson,  Hill & McDougall  LLP (included in
               Exhibit 5.1).

24.1           Powers  of  Attorney   (included   on   signature   page  of  the
               Registration Statement).

ITEM 17.  UNDERTAKING.


     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, on September 26, 2003.


                                     WORKSTREAM INC.

                                     By: /s/ Michael Mullarkey
                                         --------------------------------------
                                         Michael Mullarkey,
                                         President, Chief Executive Officer and
                                         Chairman of the Board



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Mullarkey, David Polansky or each of them, individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                           Date

/s/ Michael Mullarkey                   President, Chief Executive Officer                  September 26, 2003
------------------------------------    and Chairman of the Board of Directors
Michael Mullarkey                       (Principal Executive Officer)


/s/ David Polansky                      Chief Financial Officer and                         September 26, 2003
------------------------------------    Authorized Representative in the
David Polansky                          United States (Principal Financial
                                        and Accounting Officer)

/s/ Arthur Halloran                                  Director                            September 26, 2003
------------------------------------
Arthur Halloran

/s/ Matthew Ebbs                                     Director                            September 26, 2003
------------------------------------
Matthew Ebbs

/s/ Michael A. Gerrior                               Director                            September 26, 2003
------------------------------------
Michael A. Gerrior

/s/ Thomas Danis                                     Director                            September 26, 2003
------------------------------------
Thomas Danis

/s/ Cholo Manso                                      Director                            September 26, 2003
------------------------------------
Cholo Manso

                                  EXHIBIT INDEX

Exhibit No.    Description of Document
-----------    -----------------------

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-87537)).


4.2 Articles of Amendment, dated July 26, 2001 (incorporated by reference to Exhibit 1.2 of Form 20-F of Workstream Inc. for the fiscal year ended May 31, 2001).

4.3 Articles of Amendment, dated November 6, 2001 (incorporated by reference to Exhibit 1.3 of Form 20-F of Workstream Inc. for the fiscal year ended May 31, 2001).

4.4 Articles of Amendment, dated November 7, 2002 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-3 (File No. 333-101502).

4.5 By-law No. 1 and No. 2 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (File No. 333-87537)).

4.6 By-law No. 3 (incorporated by reference to Exhibit 1.5 of Form 20-F of Workstream Inc. for the fiscal year ended May 31, 2001).

5.1            Opinion of Perley-Robertson, Hill & McDougall LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of  Perley-Robertson,  Hill & McDougall  LLP (included in
               Exhibit 5.1).

24.1           Powers  of  Attorney   (included   on   signature   page  of  the
               Registration Statement).